UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2010

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

KEMET Corporation (the “Company”) announced today that, as a result of unfavorable market conditions, it has indefinitely postponed its previously announced intent to offer $275 million in aggregate principal amount of senior notes due 2018 to qualified institutional buyers within the United States pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.  As a result of the postponement of the proposed offering, the Company also announced today that it has terminated its tender offer to purchase for cash up to $56,081,000 of its outstanding 2.25% Convertible Senior Notes due 2026.  All notes tendered in the tender offer will be returned promptly to the respective holders thereof without any action required on the part of the holders. No tender offer consideration will be paid on any of the tendered Notes.

The tender offer was made upon the terms and conditions set forth in an Offer to Purchase dated February 3, 2010 and related Letter of Transmittal, including the condition that the Company receive proceeds from a concurrent debt financing whereby the Company was to issue debt in an aggregate principal amount of at least $275 million. As a result of the postponement of the proposed offering, the Company does not anticipate satisfying this financing condition on or prior to the March 3, 2010 expiration date of the tender offer.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 11, 2010

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 11, 2010	KEMET Corporation

/s/ R. James Assaf

R. James Assaf

Vice President, General Council and

Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release, dated February 11, 2010